                                                         GO.COM SAVINGS AND
                                                           INVESTMENT PLAN

                                                   REPORT ON FINANCIAL STATEMENTS

                                                     DECEMBER 31, 2003 AND 2002

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    INDEX TO FINANCIAL STATEMENTS

                                                     DECEMBER 31, 2003 AND 2002

                                                                                                                       Page
Report of Independent Registered Public Accounting Firm                                                                 F-2

Financial Statements:
     Statements of Net Assets Available for Benefits as of December 31, 2003 and 2002                                   F-3

     Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2003                     F-4

     Notes to Financial Statements                                                                                      F-5

Additional Information (included pursuant to Department of Labor Rules and Regulations):

     Schedule H, line 4i - Schedule of Assets (Held at End of Year)
       For the year ended December 31, 2003                                                                            F-12

     Schedule H, line 4a - Schedule of Delinquent Participant Contributions
       For the year ended December 31, 2003                                                                            F-13

Schedules required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are either not applicable or have been filed directly with the Department of Labor as part of the Master Trust filing.

                                                                 F-1

                                       Report of Independent Registered Public Accounting Firm

To the Participants and Plan Administrator of the Go.com Savings and Investment Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Go.com Savings and Investment Plan (the "Plan") at December 31, 2003 and 2002, and the
changes in net assets available for benefits for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets (Held at End of Year) and Delinquent Participant Contributions are
presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and
Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP
Los Angeles, California
June 25, 2004

                                                                 F-2

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                           (In thousands)

                                                                                                   December 31,
                                                                                         ------------------------------------
                                                                                              2003                 2002
                                                                                         ---------------      ---------------

Assets
  Investments in Master Trust:
    At fair value:
      The Walt Disney Company Common Stock Fund*                                       $          2,791     $          2,325
      Shares of registered investment companies:
        Fidelity Magellan Fund*                                                                   3,314                2,955
        PIMCO Total Return Fund                                                                     784                  818
        Fidelity Growth & Income Portfolio Fund*                                                  3,838                3,662
        Sequoia Fund*                                                                             2,462                2,295
        Fidelity Diversified International Fund*                                                  1,539                1,194
        Putnam New Opportunities Fund*                                                                -                2,177
        Fidelity Asset Manager Fund*                                                                 90                  150
        Fidelity US Equity Index Pool                                                               793                  177
        Fidelity Retirement Money Market Portfolio Fund*                                          1,033                1,497
        MSIFT Small Cap Value Portfolio-Adviser Class                                               181                  147
        Calamos Growth A*                                                                         2,421                    -
        Ariel Appreciation Fund                                                                     150                   53
  Participant loans                                                                                  92                  122
                                                                                         ---------------      ---------------

       Total investments                                                                         19,488               17,572
                                                                                         ---------------      ---------------

  Receivables:
    Dividend income                                                                                  25                    -
                                                                                         ---------------      ---------------
      Total receivables                                                                              25                    -
                                                                                         ---------------      ---------------

  Net assets available for benefits                                                    $         19,513      $        17,572
                                                                                         ===============      ===============

*   Investment balance represents 5% or more of the Plan's net assets available for benefits.

                             The accompanying notes are an integral part of these financial statements.

                                                                 F-3

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                           (In thousands)

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Additions to net assets attributed to:

  Investment income:
    Dividends                                                                          $                        206
    Interest                                                                                                      6
    Net appreciation in fair value of investments (Note 3)                                                    3,891
                                                                                         ---------------------------

  Total additions                                                                                             4,103
                                                                                         ---------------------------

Deductions from net assets attributed to:

  Benefits paid to participants                                                                               2,160
  Administrative expenses (Note 5)                                                                                2
                                                                                         ---------------------------

  Total deductions                                                                                            2,162
                                                                                         ---------------------------

Net increase                                                                                                  1,941

Net assets available for benefits:
  Beginning of year                                                                                          17,572
                                                                                         ---------------------------

  End of year                                                                          $                     19,513
                                                                                         ===========================

                             The accompanying notes are an integral part of these financial statements.

                                                                 F-4

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS

                                                   (Tabular dollars in thousands)

1.  Description of the Plan

General
The Infoseek Corporation, currently known as the Buena Vista Internet Group, (the "Company") adopted the Infoseek
Corporation 401(k) Plan effective as of January 1, 1996. The Walt Disney Company (the "Corporation") acquired the
Infoseek Corporation on November 17, 1999, and on April 1, 2000, the Company renamed the Infoseek Corporation
401(k) Plan as the Go.com Savings and Investment Plan (the "Plan"). The Plan is a defined contribution plan designed to provide participating employees the opportunity to accumulate retirement funds through a tax-deferred contribution arrangement pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the
"Code"). In addition to the Code, the Plan is subject to the provisions of the Employee Retirement Income Security
Act of 1974 ("ERISA"), as amended. This Plan is also an Employee Stock Ownership Plan (ESOP) that provides employees the opportunity to participate in the performance, both positive and negative, of The Walt Disney
Company common stock. The following description of the Plan provides only general information. Participants should refer to the Plan Document for a complete description of the Plan's provisions.

Effective as of April 1, 2000, all account balances under the Plan became 100% vested.  On March 20, 2001, the
Corporation converted all shares of Go.com stock (a common stock of The Walt Disney Company) into the remaining class of The Walt Disney Company common stock.  Effective July 1, 2001, the Company froze all future participant and Company contributions to the Plan. As of July 1, 2001, all salaried participants of the Plan became eligible for the Disney Salaried Savings and Investment Plan, a defined contribution plan sponsored by the Corporation and accordingly, may elect to participate in such Plan.

Administration of the Plan
Effective April 1, 2000, the Investment and Administrative Committee of The Walt Disney Company Sponsored
Qualified Benefit Plans and Key Employees Deferred Compensation and Retirement Plan (the "Committee" or "Plan
Administrator") was appointed to administer the Plan, interpret its provisions and resolve all issues arising in the administration of the Plan. Prior to April 1, 2000, the Plan was administered by the Infoseek Corporation.

The assets of the Plan are administered under a trust agreement between the Company and Fidelity Management Trust
Company ("Fidelity" or the "Trustee").  Pursuant to the trust agreement, Fidelity executes most of the day-to-day activities of trust administration.  Effective April 1, 2000, Fidelity assumed the role of Trustee from First
Trust Corporation (the "Prior Trustee").

Administrative expenses of the Plan may be paid from the assets of the Plan unless the Company, at its discretion, pays such expenses.  Investment expenses incurred by the investment funds are charged to the respective funds.

                                                                 F-5

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Participation
Effective July 1, 2001, the Plan was frozen such that no further contributions to the Plan will be made and no new participants will enter the Plan. Prior to April 1, 2000, eligible employees of the former Infoseek
Corporation of at least 18 years of age were eligible to participate in the Plan at the beginning of the month following employment.  Starting as of April 1, 2000 eligible employees were required to be age 18 or older and have had completed 90 days of employment during which they also worked at least 260 hours or completed 12 months of employment during which they worked 1000 hours.

Prior to July 1, 2001, the Plan accepted direct cash rollovers from other qualified plans or conduit IRAs regardless of whether the employee met the eligibility service requirement.

Contributions
Participant and Company contributions were made through June 30, 2001.  Prior to July 1, 2001, participants were permitted to contribute in whole percentages, up to 15 percent of their base compensation on a pre-tax basis, through weekly payroll deductions.  A participant's total pre-tax contributions and the Company's matching contributions, in any Plan year, could not exceed the limits provided under Section 415 of the Code.

From April 1, 2000 to July 1, 2001, the Company contributed a matching amount equal to 50 percent of the first 6 percent of compensation a participant contributed to the Plan.  Prior to March 20, 2001, the Company could make matching contributions either in cash, which was invested exclusively in Go.com common stock, or directly in shares of Go.com common stock.  Company matching contributions could then be invested in The Walt Disney Company common stock or a combination of Go.com and The Walt Disney Company common stock.  Effective March 20, 2001, investments in Go.com common stock were converted into shares of The Walt Disney Company common stock, and all matching contributions thereafter were made either in cash, which was invested exclusively in the Walt Disney
Company common stock, or directly in shares of Company common stock.  At its discretion, the Company could change the level of matching contributions or cease making matching contributions.  Effective March 8, 2002, participants of the Plan may transfer all or any portion of their accumulated Company matching contributions into any of the available Plan investment funds, or any combination of funds, at any time.

Income earned on participant and Company contributions to the Plan is not taxable for federal or state income tax purposes until withdrawn from the Plan.

                                                                 F-6

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Vesting
Effective as of April 1, 2000, participants became fully vested immediately in all contributions, including the
Company's matching contributions made to the Plan and all earnings thereon. Additionally, a participant's account was considered fully vested upon attaining age 65, or upon death while in active service, or upon termination of service because of permanent and total disability.

Forfeitures
Prior to April 1, 2000 nonvested Company contributions were forfeited upon termination of employment.  These amounts remained in the Plan and were used to reduce future Company contributions.

Investments
Participants may direct the investment of their contributions in any one or more of the investment funds established for the Plan.  Participants may elect to change the investment of their contributions or to transfer all or part of their account balances among the various investment funds in increments of 1 percent.

Benefits, Distributions and Withdrawals
A participant's vested account balance, adjusted for investment gains or losses, is available for immediate distribution upon termination of employment. Participants' account balances under $5,000 are automatically distributed within 60 days following the participant's severance date, unless the participant elects to rollover the distribution into an IRA or another qualified plan. If no election is made, the vested account balance will be dispersed to the participant less 20 percent for federal withholding tax.  Participants with account balances of $5,000 or more may elect a distribution at anytime following termination of employment, except all amounts are to be distributed in accordance with the minimum required distribution provisions of the Code.

Under Section 401(k) of the Code, in-service withdrawals, up to 100% of the participant's account, are available upon age 59 1/2. Hardship withdrawals are limited to the amounts necessary to satisfy a financial hardship and will be made if the Committee determines that the reason for the hardship complies with applicable requirements under the Code and the Plan.

Loans
Participants are permitted to borrow from their accounts subject to certain limitations and conditions established to comply with the current requirements of the Code.  All loans made to participants are secured by their accounts with a right of off-set.  Participants may borrow up to 50 percent of their vested account balance not to exceed $50,000 in any consecutive twelve-month period.  The minimum amount of each loan is $1,000, and a participant may only have one loan outstanding.

                                                                 F-7

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Loans (continued)
Loans may have a term of up to four years.  However, the term can be extended to ten years if the loan is used to acquire or construct a principal residence of the participant.  The interest rate on loans is currently the Bank of America prime rate plus 1 percent.

Plan Amendment or Termination
The Company reserves the right to amend or modify the provisions of the Plan at any time or from time to time.
Although the Company expects to continue the Plan indefinitely, the Board of Directors of the Company may terminate the Plan for any reason.  If the Plan is terminated, each participant will receive, as prescribed by
ERISA and its related regulations, and in the form and manner determined by the Committee, a payment equal to the value of the participant's account balance at the time of liquidation.

2.  Summary of Significant Accounting Policies

Basis of Accounting
The financial statements of the Plan are prepared using the accrual basis of accounting.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United
States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures.  Actual results could differ from those estimates.

Risks and Uncertainties
The Plan provides for various investment options in mutual funds and other securities.  Investment securities are exposed to various risks, such as interest rate, market and credit risks.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances, the amounts reported in the Statements of Net Assets
Available for Benefits and the amounts reported in the Statement of Changes in Net Assets Available for
Benefits.

Investment Valuation and Income Recognition
Investments in securities traded on national security exchanges are valued on the basis of the closing price on the last trading day of the year.  Investments in commingled funds are valued at the redemption prices established by the Trustee, which are based on the underlying market value of the fund assets.  Participant loans are valued at cost which approximates fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.

                                                                 F-8

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

2.  Summary of Significant Accounting Policies (continued)

Net Appreciation/Depreciation in Fair Value of Investments
The net appreciation or depreciation in the fair value of investments recorded in the Statement of Changes in Net
Assets Available for Benefits consists of realized gains (losses) on sales and unrealized appreciation
(depreciation) on investments.

Payment of Benefits
Benefits are recorded when paid.

3.  Investments

During 2003, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

     The Walt Disney Company Common Stock Fund              $    935
     Shares of registered investment companies                 2,956
                                                             --------
                                                            $  3,891
                                                             ========

4.  Income Taxes

The Company has received an Internal Revenue Service determination letter dated January 18, 1997 stating that the
Plan qualifies under Section 401(a) of the Code and is therefore exempt from Federal income tax under Section
501(a) of the Code. The Plan has subsequently been amended and the Company has filed for an updated determination letter. The Company believes that the Plan still qualifies under Section 401(a) of the Code. Since the Plan, as amended, was designed to be qualified under Section 401(a) of the Code, under applicable state law it is also exempt from state income taxes. The Plan Administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code. Accordingly, no provision for income taxes is made in the accompanying financial statements.

5.  Related Party Transactions

Certain Plan investments are shares of mutual funds managed by Fidelity.  Fidelity is the trustee as defined by the Plan, and therefore, these transactions qualify the Trustee as a party-in-interest for which a statutory exemption exists. Fees paid by the Plan to the Trustee amounted to $1,660 for the year ended December 31, 2003.
The Corporation also qualifies as a party-in-interest and absorbs certain administrative expenses of the Plan.
The Corporation paid $1,250 of administrative expenses on behalf of the Plan for the year ended December 31,
2003. Such transactions with the Corporation qualify for a statutory exemption.

                                                                 F-9

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

6.  Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:

                                                                                                   December 31,
                                                                                        -------------------------------------
                                                                                             2003                 2002
                                                                                        ----------------     ----------------
Net assets available for benefits per the financial statements                        $         19,513     $         17,572
Amounts allocated to withdrawing participants                                                       (9)                 (26)
                                                                                        ----------------     ----------------
Net assets available for benefits per Form 5500                                       $         19,504     $         17,546
                                                                                        ================     ================

The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Benefits paid to participants per the financial statements                             $                     2,160
Add: Amounts allocated to withdrawing participants at December 31, 2003                                          9
Less:  Amounts allocated to withdrawing participants at December 31, 2002                                      (26)
                                                                                         ---------------------------
Benefits paid to participants per Form 5500                                            $                     2,143
                                                                                         ===========================

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2003 but not yet paid as of that date.

7.  Investment in Disney 401(k) Master Trust

The Plan's investments are held in the Disney 401(k) Master Trust (the "Master Trust"), which also includes the assets of the Disney Salaried Savings and Investment Plan, the ABC, Inc. Savings & Investment Plan, and the
Disney Hourly Savings and Investment Plan, all of which are defined contribution plans sponsored by the Company or one of its affiliated companies. Each participating plan has a specific interest in the Master Trust. Assets of the Master Trust are allocated to the participating plans according to the investment elections of participants within each plan. The Plan's interest in the net assets of the Master Trust was approximately 1% at
December 31, 2003 and 2002. Investment income of the Master Trust for the year ended December 31, 2003 was allocated based upon each Plan's interest within each of the investment funds held by the Master Trust.

                                                                F-10

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

7.  Investment in Disney 401(k) Master Trust (continued)

Investments held by the Master Trust are as follows:

                                                                                                   December 31,
                                                                                        -------------------------------------
                                                                                             2003                 2002
                                                                                        ----------------     ----------------
Investments, at fair value:
  The Walt Disney Company Common Stock Fund                                           $         671,439    $         463,399
  Shares of registered investment companies                                                   1,304,355            1,060,348
                                                                                        ----------------     ----------------
Total                                                                                 $       1,975,794    $       1,523,747
                                                                                        ================     ================

The investment income of the Master Trust is as follows:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Investment income:
  Interest and dividends                                                               $                    25,975
  Net appreciation in fair value of investments                                                            367,591
                                                                                         ---------------------------
Total                                                                                  $                   393,566
                                                                                         ===========================

The net appreciation (including net realized gains/losses) in the fair value of the investments held by the
Master Trust is as follows:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Net appreciation:
  The Walt Disney Company Common Stock Fund                                            $                   200,439
  Shares of registered investment companies                                                                167,152
                                                                                         ---------------------------
Total                                                                                  $                   367,591
                                                                                         ===========================

                                                                F-11

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                         SCHEDULE H, LINE 4i

                                              SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                FOR THE YEAR ENDED DECEMBER 31, 2003

 ----------------------------------------------------------------------------------------------------------------
 (a)   (b)   Identity of Issue, Borrower,  (c)  Description of Investment, Including      (d)    Current Value
             Lessor or Similar Party            Maturity Date, Rate of Interest,
                                                Collateral, Par or Maturity Value
 ----------------------------------------------------------------------------------------------------------------

 *           Participant loans                  Interest rates range from 5.0% to 10.5%
                                                and maturing between July 2004 and
                                                December 2012.                                           $92,070
                                                                                                =================

*A party-in-interest for which a statutory exemption exists.

                                                                F-12

                                                 GO.COM SAVINGS AND INVESTMENT PLAN

                                                         SCHEDULE H, LINE 4a

                                          SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS

                                                FOR THE YEAR ENDED DECEMBER 31, 2003

=======================================================================================================================
Participant Loan Repayments Transferred Late to Plan        Total that Constitute Nonexempt Prohibited Transactions
=======================================================================================================================
                        $11,066                                                    $11,066
=======================================================================================================================

                                                                F-13